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                                  EXHIBIT 11.1

                          AMERICAN ECOLOGY CORPORATION
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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                                                                    Primary Computation         Fully Diluted Computation
                                                               ----------------------------    ----------------------------
                                                               Three Months Ended March 31,    Three Months Ended March 31,
                                                               ----------------------------    ----------------------------
                                                                   1995            1994            1995            1994
                                                              -------------     -----------    -------------    -----------
Net income (loss)                                                $(1,897)          $   49          $(1,897)        $   49
                                                                 =======           ======          =======         ======
Weighted average shares outstanding:
        Common shares outstanding at end of period                 7,819            7,819            7,819          7,819
        Effect of using weighted average common and
          common equivalent shares outstanding                        --              (24)              --            (24)
        Effect of shares issuable under stock option plans
          based on the treasury stock method                          --               20               --             25
                                                                 -------           ------          -------         ------
  Shares used in computing earnings (loss) per share               7,819            7,815            7,819          7,820
                                                                 =======           ======          =======         ======
Earnings (loss) per share                                        $ (0.24)           $0.01          $ (0.24)        $ 0.01
                                                                 =======           ======          =======         ======

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